UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2005

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2005, the Board of Directors of LogicVision, Inc. (the “Company”) approved a separation package for Dr. Vinod K. Agarwal, the Company’s Chairman, Chief Strategist and Secretary, in connection with his resignation from the Company and the Board of Directors.  Under the separation package, Dr. Agarwal will be paid an aggregate of $240,000, of which $10,000 will be payable semi-monthly from November 1, 2005 through February 28, 2006, with the remainder to be paid as a lump-sum payment of $160,000 in March 2006.

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 7, 2005, the Company communicated to affected employees and announced that it is implementing a restructuring plan to reduce its North American workforce by approximately 20% and taking other measures to reduce costs.  The total costs related to the restructuring, primarily through termination benefits for affected employees and lease termination costs, are currently estimated to be approximately $1million, to be incurred over the next three to six months.  One-time termination benefits are estimated to be $0.6 million in cash charges; lease termination costs are estimated to be $0.3 million in cash charges; and other costs, primarily the write off of net book value of property and equipment, are estimated to be $0.1 million.  The Company decided to implement the restructuring plan in order to adjust its operating expenses to a level more consistent with anticipated revenues and to better align expenditures with the Company’s strategy.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 7, 2005, Dr. Vinod K. Agarwal, the Company’s Chairman, Chief Strategist and Secretary, resigned from the Company and the Board of Directors.

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K, including statements as to the exact size of the workforce reduction, expected total costs relating to the restructuring and timing of the incurrence of those costs, and expected benefits of the restructuring, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, unanticipated costs, delays or difficulties in implementing the restructuring plan, factors affecting the Company’s ability to realize the anticipated savings from the restructuring plan, and other risks detailed in the Company’s Form 10-K for the year ended December 31, 2004, Form 10-Q for the quarter ended June 30, 2005 and from time to time in the Company’s SEC reports. These forward-looking statements speak only as of the date hereof.  The Company disclaims any obligation to update these forward-looking statements.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 9, 2005

LOGICVISION, INC.

By:	/s/ Bruce M. Jaffe

Bruce M. Jaffe
Vice President of Finance and Chief Financial Officer